Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(142,120)
Unrealized Gain (Loss) on Market Value of Futures	576,760
Dividend Income	87
Interest Income	165
ETF Transaction Fees	350
Total Income (Loss)	$435,242

Expenses
General Partner Management Fees	$4,159
Brokerage Commissions	744
NYMEX License Fee	104
Non-interested Directors' Fees and Expenses	75
Prepaid Insurance Expense	35
Other Expenses	14,814
Total Expenses	19,931
Expense Waiver	(14,308)
Net Expenses	$5,623
Net Income (Loss)	$429,619

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/12	$7,232,571
Additions (50,000 Units)	1,794,210
Net Income (Loss)	429,619

Net Asset Value End of Month	$9,456,400
Net Asset Value Per Unit (250,000 Units)	$37.83

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612